EXHIBIT 99
                                                                    ----------

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
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   SUBURBAN PROPANE PARTNERS, L.P. SEES NO REASON FOR UNUSUAL MARKET ACTIVITY

Whippany,  New Jersey,  July 24, 2002 - Suburban Propane  Partners,  L.P. (NYSE:
SPH), a leading marketer of propane gas and related products and services nationwide, stated it is not aware of any business development that would account for the unusual market activity in its Common Units today. The Partnership remains scheduled to announce its quarterly earnings before the opening of the New York Stock Exchange tomorrow, July 25, 2002. Analysts, investors and other interested parties are encouraged to listen to management's discussion of the Partnership's Fiscal 2002 third quarter results and business outlook by accessing the call via the internet at HTTP://WWW.SUBURBANPROPANE.COM, or by telephone as follows:

                             Phone #: (888) 276-0005
            Ask for: Suburban Propane Third Quarter Fiscal Year 2002
                             Results Conference Call

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is the nation's third largest propane gas marketer. The Partnership serves over 800,000 residential, commercial, industrial and agricultural customers through approximately 330 customer service centers in more than 40 states. Corporate news, unit prices and additional information about Suburban are available 24 hours a day, 7 days a week on the company's web site: WWW.SUBURBANPROPANE.COM. To receive news releases via fax: Dial 800-758-5804 and input extension 112074.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, the capacity to transport propane to our market areas and regional economic conditions. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Company contact:  Robert M. Plante
                  Vice President-Finance & Treasurer
                  (973) 503-9252